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                                                                     EXHIBIT 8.1
                         [Latham & Watkins Letterhead]

                                November 3, 2000



Amgen Inc.
One Amgen Center Drive
Thousand Oaks, California 91320
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     Re:  Amgen Inc.
          Registration Statement on Form S-4, filed with the Securities and Exchange Commission on November 3, 2000

Ladies and Gentlemen:

     We have acted as special counsel to Amgen Inc., a Delaware corporation ("Amgen"), in connection with the preparation and filing of a registration statement, on Form S-4, filed with the Securities and Exchange Commission (the "Commission") on November 3, 2000, under the Securities Act of 1933, as amended (the "Registration Statement"), registering that certain number of shares of Amgen's common stock, par value $.0001 per share, having a value equal to the Actual Aggregate Consideration (as defined in the Agreement and Plan of Merger among the Company, Kinetix Pharmaceuticals Inc. and Amgen Acquisition Corp. II, dated October 16, 2000 (the "Merger Agreement")). You have requested our opinion concerning the description of certain federal income tax consequences of the issuance of the Amgen common stock in the proposed merger (the "Merger") of Amgen Acquisition Corp. II, a Delaware corporation ("Merger Sub") and wholly-owned subsidiary of Amgen, with and into Kinetix Pharmaceuticals, Inc., a Delaware corporation ("Kinetix") pursuant to the Agreement and Plan of Merger (the "Merger Agreement") among Amgen, Kinetix and Merger Sub dated as of October 16, 2000.

     In formulating our opinion, we have examined, and with your consent relied upon, such documents as we deemed appropriate, including (i) the Merger Agreement (including any Exhibits, Annexes and Schedules thereto), (ii) the proxy statement/prospectus filed by Amgen and Kinetix with the Commission on November 3, 2000 (with all amendments and exhibits thereto, the "Proxy Statement") and (iii) the Registration Statement, in which the Proxy Statement is included as a prospectus. In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various officers and representatives of Amgen, Merger Sub and Kinetix.

     We have also made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.
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     We are opining herein only with respect to the subject transaction and only as to the application thereto of federal income tax laws of the United States, and we express no opinion with respect to the applicability or the effect of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies with any state.

     Based upon such facts and assumptions, including the facts set forth in the Registration Statement and the Proxy Statement, it is our opinion that the information in the Registration Statement set forth under the caption "Certain United States Federal Income Tax Consequences of the Merger," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, is correct in all material respects.

     No opinion is expressed as to any matter not discussed herein.

     This opinion is only being rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Proxy Statement may affect the conclusions stated herein.

     This opinion is rendered to you and is solely for your benefit in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.


                                    Very truly yours,

                                    /s/ Latham & Watkins